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                       DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JULY 1997
DISTRIBUTION DATE: 8/20/97


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                            Per $1,000 of  Original
                                                                                                                Class A/Class B
                                                                                                               Certificate Amount
                                                                                                            -----------------------
    (i)   Principal Distribution
            Class A Amount                                                           $26,349,338.50                $33.135980
            Class B Amount                                                            $1,184,195.32                $17.481518

   (ii)   Interest Distribution
            Class A Amount                                                            $2,760,097.47                 $3.470999
            Class B Amount                                                              $235,124.96                 $3.470999

  (iii)   Monthly Servicing Fee                                                         $512,003.83                 $0.593333
            Monthly Supplemental Servicing Fee                                                $0.00                 $0.000000
            Class A Percentage of the Servicing Fee                                     $471,811.53                 $0.593333
            Class A Percentage of the Supplemental Servicing Fee                              $0.00                 $0.000000
            Class B Percentage of the Servicing Fee                                      $40,192.30                 $0.593333
            Class B Percentage of the Supplemental Servicing Fee                              $0.00

   (iv)   Class A Principal Balance (end of Collection Period)                      $539,824,502.19
          Class A Pool Factor (end of Collection Period)                                  67.886388%
          Class B Principal Balance (end of Collection Period)                       $45,986,135.02
          Class B Pool Factor (end of Collection Period)                                  67.886388%

    (v)   Pool Balance (end of Collection Period)                                   $585,810,637.21

   (vi)   Class A Interest Carryover Shortfall                                                $0.00
          Class A Principal Carryover Shortfall                                               $0.00
          Class B Interest Carryover Shortfall                                                $0.00
          Class B Principal Carryover Shortfall                                     ($10,490,262.36)

  (vii)   Amount Otherwise Distributable to the Seller that is Distributed to
            Either the Class A or Class B Certificateholders                                  $0.00                 $0.000000

 (viii)   Balance of the Reserve Fund Property (end of Collection Period)
            Class A Amount                                                           $24,616,863.40
            Class B Amount                                                                    $0.00

   (ix)   Aggregate Purchase Amount of Receivables repurchased by the Seller
            or the Servicer                                                                   $0.00


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